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                                                                   EXHIBIT 4.4


                               AMENDMENT NO. 1 TO
                         WESTPORT RESOURCES CORPORATION
                            2000 STOCK INCENTIVE PLAN


         The Westport Resources Corporation Stock Incentive Plan (the "PLAN") is hereby amended, effective August 21, 2001, in the following respects:

         1.       Section 4.1 of the Plan is hereby amended to read as follows:

                  4.1. The Shares subject to Options and Awards that shall be reserved for the purposes of the Plan, shall be from the Company's authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board. An aggregate of 6,232,484 Shares may be issued or transferred pursuant to this Plan.

                  The maximum number of Shares that may be covered by Options and Stock Appreciation Rights granted to any one individual in any calendar year shall be 750,000 Shares.

                  The maximum dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive for any single or combined performance goals in any specified Performance Cycle in respect of Performance Units denominated in dollars may not exceed $500,000.

                  No individual may be awarded more than 500,000 Performance Shares in any calendar year.

                  No more than 6,232,484 Shares shall be granted pursuant to Options intended to be Incentive Stock Options.

                  In the event of a Change in Capitalization, the Board or Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number of Shares with respect to which Options and Awards may be granted, (ii) the maximum number of Shares or other stock or securities with respect to which Options or Awards may be granted in any calendar year, (iii) the maximum number of Shares which may be granted pursuant to Incentive Stock Options, (iv) the number of Shares, other stock or securities which are subject to outstanding Options or Awards and the Purchase Price therefor, if applicable, and (v) the Performance Objectives.

                  In connection with the grant of an Option or an Award, the number of Shares available for grant under the Plan shall be reduced by the number of Shares in respect of which the Option or Award is granted.



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         2.       In all other respects the Plan shall remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment to be effective as provided above.


                                  Westport Resources Corporation


                                  By: /s/ Donald D. Wolf
                                     ------------------------------------------
                                  Name:   Donald D. Wolf
                                  Title:  Chairman of the Board and
                                          Chief Executive Officer
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                         WESTPORT RESOURCES CORPORATION

                            2000 STOCK INCENTIVE PLAN

                          (AS ADOPTED OCTOBER 17, 2000)


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                         WESTPORT RESOURCES CORPORATION

                            2000 STOCK INCENTIVE PLAN


1. Purpose.


         The purpose of this Plan is to provide an incentive to the employees, individuals who have accepted an offer of employment, officers, consultants and eligible directors of Westport Resources Corporation, a Delaware corporation (the "Company"), and thereby encourage them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees, individuals who have accepted an offer of employment, officers, consultants and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, and Performance Awards (as each term is herein defined).

         This Plan merges the Westport Resources Directors' Stock Option Plan and the Westport Resources Corporation 2000 Stock Option Plan (the "Predecessor Plans") and amends and restates such plans as the Westport Resources Corporation 2000 Stock Incentive Plan.

2. Definitions.

                  For purposes of the Plan:

         2.1. "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control another Person for purposes of this definition if such Person possesses, directly or indirectly, the power (i) to vote the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors of a corporation or other Persons performing similar functions for any other type of Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, as general partner, as trustee or otherwise.

         2.2. "Agreement" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

         2.3. "Award" means a grant of Restricted Stock, a Stock Appreciation Right, a Performance Award, or any or all of them.

         2.4. "Board" means the Board of Directors of the Company.


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         2.5. "Cause" means:

                           (a) in the case of Options or Awards granted to
                  Eligible Directors, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Subsidiaries; and

                           (b) in all other cases, (i) ongoing, intentional
                  failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, however, that if an Optionee's or Grantee's employment or consulting agreement provides a definition of Cause, such definition shall be used for purposes of the Plan.

         2.6. "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, reincorporation, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

         2.7. "Change in Control" shall be deemed to have occurred if (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the current beneficial owners or their Affiliates are or become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than one-half of the voting power of the then outstanding voting stock of the Company; or (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. Notwithstanding the foregoing definition, a Change in Control will not result upon an initial public offering of




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the Company's stock nor upon Westport Energy LLC or ERI Investments, Inc. or their respective permitted successors becoming the beneficial owner of more than one-half of the voting power of the voting stock of the Company at any time.

         2.8. "Code" means the Internal Revenue Code of 1986, as amended.

         2.9. "Committee" means the committee, as described in Section 3.1, appointed by the Board from time to time to administer the Plan and to perform the functions set forth herein.

         2.10. "Company" means Westport Resources Corporation

         2.11. "Director" means a director of the Company.

         2.12. "Disability" means:

                           (a) in the case of an Optionee or Grantee whose
                  employment with the Company or a Subsidiary is subject to the terms of an employment agreement between such Optionee or Grantee and the Company or Subsidiary, which employment agreement includes a definition of "Disability," the term "Disability" as used in this Plan or any Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; and

                           (b) in all other cases, the term "Disability" as used
                  in this Plan or any Agreement shall mean a physical or mental infirmity which impairs the Optionee's or Grantee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

         2.13. "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

         2.14. "EBITDA" means earnings before interest, taxes, depreciation and amortization.

         2.15. "Eligible Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

         2.16. "Eligible Individual" means any director (other than an Eligible Director), officer, employee of the Company or a Subsidiary or individual who has accepted an offer of employment from the Company or a Subsidiary, or any consultant of the Company or a Subsidiary, designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

         2.17. "Exchange Act" means the Securities Exchange Act of 1934, as amended.



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         2.18. "Fair Market Value" on any date means the closing sales price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

         2.19. "Grantee" means a person to whom an Award has been granted under the Plan.

         2.20. "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

         2.21. "Immediate Family Member" shall mean an Optionee or Grantee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.

         2.22. "Nonemployee Director" means a director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

         2.23. "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

         2.24. "Option" means a right to purchase Stock at a stated price for a specified period of time.

         2.25. "Optionee" means a person to whom an Option has been granted under the Plan.

         2.26. "Outside Director" means a director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

         2.27. "Parent" means any corporation that is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

         2.28. "Performance Awards" means Performance Units, Performance Shares or either of both of them.

         2.29. "Performance Cycle" means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.




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         2.30. "Performance Objectives" has the meaning set forth in Section 8.

         2.31. "Performance Shares" means Shares issued or transferred to an Eligible Individual under Section 8.

         2.32. "Performance Units" means Performance Units granted to an Eligible Individual under Section 8.

         2.33. "Person" means any individual, partnership, joint venture, firm, company, corporation, association, trust or other enterprise or any government or political subdivision or any agent, department or instrumentality thereof.

         2.34. "Plan" means the Westport Resources Corporation 2000 Stock Incentive Plan, as amended and restated from time to time.

         2.35. "Purchase Price" means the price at which shares of Stock subject to an Option may be purchased.

         2.36. "Reload Option" means an Option that may be granted when an Optionee pays all or a portion of the Purchase Price and withholding taxes of an Option with previously owned Shares.

         2.37. "Restricted Stock" means Shares issued or transferred to an Eligible Individual or Eligible Director pursuant to Section 7 hereof.

         2.38. "Shares" means the Class A common stock, par value $.01 per share, of the Company.

         2.39. "Subsidiary" means any corporation that is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company, including any limited liability company or partnership that is disregarded for Federal tax purposes or treated as a corporate subsidiary under the Code.

         2.40. "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

3. Administration.

         3.1. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of a majority of the members of the Committee, and a majority of a quorum may authorize any action. The foregoing notwithstanding, with




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respect to Options or Awards that: (i) are intended to qualify as
"performance-based" under Section 162(m) of the Code, and/or (ii) are granted to individuals who qualify as "insiders" under Section 16 of the Exchange Act, (A) any Committee members who do not qualify as "Outside Directors" and/or "Nonemployee Directors," as the case may be, shall have no authority to act and shall automatically be recused from any action with respect to Options or Awards, and (B) the remaining qualifying directors shall be authorized to act independently without further approval. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder. Notwithstanding the foregoing, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee; provided, however, that if any members of the Board do not qualify as Outside Directors, only the Committee appointed above may grant Options or Awards that are intended to be performance-based under
Section 162(m).

         3.2. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

                           (a) determine those Eligible Individuals and Eligible
                  Directors to whom Options shall be granted under the Plan and the number of such Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Option, including the Purchase Price per Share subject to each Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

                           (b) select those Eligible Individuals and Eligible
                  Directors to whom Awards shall be granted under the Plan and determine the number of Shares to be granted pursuant thereto, determine the terms and conditions of each Award including the restrictions or Performance Objectives relating to Shares, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

                           (c) construe and interpret the Plan, Options and
                  Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the




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                  Plan fully effective. All decisions and determinations by the
                  Committee in good faith in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

                           (d) determine the duration and purposes for leaves of
                  absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

                           (e) exercise its discretion with respect to the
                  powers and rights granted to it as set forth in the Plan;

                           (f) except to the extent prohibited by applicable law
                  or the applicable rules of a stock exchange, the Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, which allocation or delegation may be revoked by the Committee at any time; and

                           (g) generally, to exercise such powers and to perform
                  such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4. Stock Subject to the Plan.

         4.1. The Shares subject to Options and Awards that shall be reserved for the purposes of the Plan, shall be from the Company's authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board. An aggregate of 4,110,813 Shares may be issued or transferred pursuant to this Plan.

                  The maximum number of Shares that may be covered by Options and Stock Appreciation Rights granted to any one individual in any calendar year shall be 750,000 Shares.

                  The maximum dollar amount of cash or the Fair Market Value of Shares that any Eligible Individual may receive for any single or combined performance goals in any specified Performance Cycle in respect of Performance Units denominated in dollars may not exceed $500,000.

                  No individual may be awarded more than 500,000 Performance Shares in any calendar year.

                  No more than 4,110,813 Shares shall be granted pursuant to Options intended to be Incentive Stock Options.



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                  In the event of a Change in Capitalization, the Board or
Committee shall conclusively determine the appropriate adjustments, if any, to
(i) the maximum number of Shares with respect to which Options and Awards may be granted, (ii) the maximum number of Shares or other stock or securities with respect to which Options or Awards may be granted in any calendar year, (iii) the maximum number of Shares which may be granted pursuant to Incentive Stock Options, (iv) the number of Shares, other stock or securities which are subject to outstanding Options or Awards and the Purchase Price therefor, if applicable, and (v) the Performance Objectives.

                  In connection with the grant of an Option or an Award, the number of Shares available for grant under the Plan shall be reduced by the number of Shares in respect of which the Option or Award is granted.

         4.2. Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or without payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

         4.3. Whenever any portion of an Option under this Plan is paid for with previously held Shares (by either actual delivery or attestation), only the difference between (i) the number of Shares issued upon exercise and (ii) the number of Shares transferred in payment of the Purchase Price shall be counted for purposes of determining the maximum number of Shares available for grant under the Plan.

5. Option Grants.

         5.1. Authority of Committee. Subject to the provisions of the Plan, the Committee, or the persons to whom authority has been delegated under Paragraph
(f) of Section 3.2 hereof, shall have full and final authority to select those Eligible Individuals and Eligible Directors who will receive Options, and the terms and conditions that shall be set forth in the applicable Agreements. Some terms and conditions that may, but are not required to be included are: a provision allowing the issuance of a Reload Option and a provision providing acceleration of exercisability under certain conditions as may be determined by the Committee. Other terms and conditions not inconsistent with this Plan may be included in Agreements in the discretion of the Committee.

         5.2. Purchase Price. The Purchase Price or the manner in which the Purchase Price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the Purchase Price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted and the Purchase Price per Share under each Incentive Stock Option granted to a Ten-Percent Stockholder shall not be less than 110% of the Fair Market Value of a Share on the date of grant. Except as provided in Section 11, the Purchase Price of any outstanding Option may not be reduced whether through amendment, cancellation or replacement unless such reduction is approved by the shareholders of the Company.



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         5.3. Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

         5.4. Vesting. Each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

         5.5. Modification. No modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

         5.6. Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Incentive Stock Option. Unless otherwise stated in the applicable Agreement evidencing an Option, a Nonstatutory Stock Option shall be transferable for no consideration to or for the benefit of the Optionee's Immediate Family (including, without limitation, to a trust for the benefit of the Optionee's Immediate Family or to a partnership or limited liability company for one or more members of the Optionee's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer an Option shall apply to the right to consent to amendments to the Agreement evidencing such Option and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death or incapacity of the Optionee, shall thereafter be entitled to exercise the Nonqualified Stock Option.

         5.7. Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office or to such other office as may be specified in the Agreement



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evidencing the Option, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The Purchase Price for any Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or check at the time the Option is exercised or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Participant or (3) in any other form of legal consideration that may be acceptable to the Committee, including, without limitation, a "cashless" exercise program established with a broker following the Initial Public Offering. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Any Shares transferred to the Company (or withheld upon exercise) as payment of the Purchase Price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option. The value of the number of Shares that may be withheld for the payment of taxes may not be in excess of the minimum withholding requirements. At the Company's request, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares. The Committee, in its discretion, may also permit simultaneous sale of Shares upon exercise through a broker-dealer.

         5.8. Rights of Optionees. Optionee shall not be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered Shares to the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

         5.9. Effect of Change in Control. Unless otherwise determined by the Committee in its sole discretion, following a Change in Control, outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy the requirements of Section 424(a) of the Code. However, the Committee may provide that each Option shall be terminated upon consummation of such Change in Control and that each Optionee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the acquisition price per Share multiplied by the number of Shares that have vested and have not been exercised under the Option exceeds (B) the aggregate Purchase Price for the vested and unexercised



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Shares covered by the Option on the date of the Change in Control. The applicable Agreement may also contain additional terms governing a Change in Control and may be modified by the Committee to provide for acceleration of vesting in connection with a Change in Control.

         5.10. Effect of Termination of Employment. Unless otherwise provided in the applicable Agreement, each Option granted hereunder shall (i) cease to vest upon the date of termination of employment and (ii) remain exercisable to the extent vested until the earlier of the Option expiration date or the date that is three months after the date of termination of employment; provided, however, that if employment termination is due to the Optionee's death or Disability, the Option shall remain exercisable to the extent vested until the earlier of the Option expiration date or the date that is one year after the date of termination of employment.

         5.11. Forfeiture of Options. Upon termination of an Optionee's employment for Cause, or in the event that the Optionee shall breach any confidentiality or noncompetition agreement with the Company during or after the termination of his or her employment with the Company, all outstanding Options held by such Optionee shall be forfeited, whether vested or unvested.

6. Stock Appreciation Rights.

         6.1. Committee Discretion. The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

         6.2. Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

         6.3. Stock Appreciation Right Related to an Option.

                           (a) Exercise. A Stock Appreciation Right granted in
                  connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

                           (b) Amount Payable. Upon the exercise of a Stock
                  Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

                           (c) Treatment of Related Options and Stock
                  Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

         6.4. Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals and Eligible Directors Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 6.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

         6.5. Method of Exercise. Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Grantee shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Grantee.

         6.6. Form of Payment. Payment to the Grantee of the amount determined under Sections 6.3(b) or 6.4 may be made in the discretion of the Committee solely in whole Shares in a number determined at their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

         6.7. Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Stock Appreciation Rights or accept the surrender of outstanding Awards of Stock Appreciation Rights (to the extent not exercised) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent.

         6.8. Effect of Change in Control. Unless otherwise determined by the Committee in its sole discretion, following a Change in Control, outstanding Stock Appreciation Rights shall be assumed, or equivalent Stock Appreciation Rights shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). However, the Committee may provide that each outstanding Award of Stock Appreciation Rights shall be terminated upon consummation of such Change in Control and that each Grantee shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the acquisition price per Share multiplied by the number of Shares that have vested and have not been exercised under the Award, exceeds (B) the Fair Market Value (measured on the date the Award was granted) of the vested and unexercised Shares on the date of the Change in Control. The applicable Agreement may also contain additional terms governing a Change in Control and may be modified by the Committee to provide for acceleration of vesting in connection with a Change in Control.

         6.9. Effect of Termination of Employment. Unless otherwise provided in the applicable Agreement, Stock Appreciation Rights granted hereunder shall (i) cease to vest upon the date of termination of employment and (ii) remain exercisable to the extent vested until the earlier of their expiration date or the date that is three months after the date of termination of employment; provided, however, that if employment termination is due to the Grantee's death or Disability, the Stock Appreciation Rights shall remain exercisable to the extent vested until the earlier of their expiration date or the date that is one year after the date of termination of employment.

         6.10. Forfeiture of Stock Appreciation Rights. Upon termination of a Grantee's employment for Cause, or in the event that the Employee shall breach any confidentiality or noncompetition agreement with the Company during or after the termination of his or her employment with the Company, all outstanding Awards of Stock Appreciation Rights held by such Grantee shall be forfeited, whether vested or unvested.

7. Restricted Stock.

         7.1. Grant. The Committee may grant Awards to Eligible Individuals and Eligible Directors, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards shall be subject to the terms and provisions set forth below in this Section 7.

         7.2. Rights of Grantee. Shares of Restricted Stock granted pursuant hereunder shall be recorded in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing an Award or any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. Unless the Committee determines otherwise and as set forth in the Agreement, the Grantee shall have no rights of a stockholder with respect to such Shares, including no right to vote the Shares or receive dividends or other distributions with respect to the Shares, until the restrictions with respect to such Shares shall have lapsed in the manner set forth in Section 7.4.

         7.3. Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 7.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

         7.4. Lapse of Restrictions. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions. The Board may accelerate the lapse of all or a portion of the restrictions on an Award at any time.

         7.5. Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

         7.6. Effect of a Change in Control. In the event of a Change in Control, all outstanding Awards of Restricted Stock shall be treated in accordance with the terms of the applicable Agreements; provided however, that these may be modified by the Committee to provide for acceleration of lapse of restrictions in connection with a Change in Control.

8. Performance Awards.

         8.1. Performance Objectives and Determination of Performance. Performance Objectives for Performance Awards may be expressed in terms of (i) earnings per Share, (ii) Share price, (iii) pre-tax profits, (iv) net earnings,
(v) return on equity or assets, (vi) revenues, (vii) EBITDA, (viii) market share or market penetration or (ix) any combination of the foregoing. Performance Objectives may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division. Performance Objectives may be absolute or relative and may be expressed in terms of a progression within a specified range. The Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (i) the date on which a quarter of the Performance Cycle has elapsed or (ii) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain. At the time of the granting of a Performance Award and to the extent permitted under Section 162(m) of the Code and the regulations thereunder, the Committee may provide for the manner in which the Performance Objectives will be measured to reflect the impact of specified corporate transactions, extraordinary events, accounting changes and other similar events. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied.

         8.2. Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Section 8.2(b) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee,
(ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

                           (a) Vesting and Forfeiture. Subject to Sections 8.1
                  and 8.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle.

                           (b) Payment of Awards. Subject to Section 8.1,
                  payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to
                  Section 8.4, such payments may be made entirely in Shares valued at their Fair Market Value as of the day preceding the date of payment or such other date specified by the Committee, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

         8.3. Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

                           (a) Rights of Grantee. The Committee shall provide at
                  the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

                           (b) Non-transferability. Until any restrictions upon
                  the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 8.3(c) or 8.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

                           (c) Lapse of Restrictions. Subject to Sections 8.1
                  and 8.4, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

                           (d) Treatment of Dividends. At the time the Award of
                  Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on actual Shares represented by such Award which have been issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Performance Shares) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Performance Shares (whether held in cash or in additional Performance Shares), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Performance Shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares.

                           (e) Delivery of Shares. Upon the lapse of the
                  restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

         8.4. Effect of Change in Control. The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of such Awards (or portions thereof) in the event of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

9. Shares.

                  The Committee may award unrestricted Shares to Eligible Individuals and Eligible Directors at or below Fair Market Value in its discretion pursuant to Agreements the terms and conditions of which shall be determined by the Committee.

10. Effect of a Termination of Employment.

                  The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division which shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

11. Adjustment Upon Changes in Capitalization.

         11.1. Adjustments to Incentive Stock Options. Any adjustment that may be made pursuant to Section 4.1 hereof in the Shares or other stock or securities subject to outstanding Incentive Stock Options upon a Change in Capitalization, (including any adjustments in the Purchase Price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

         11.2. Terms of Adjusted Options and Awards. If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

12. Reorganization or Liquidation.

                  In the event that the Company is merged or consolidated with another corporation, or if all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, the Compensation Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, have the power and discretion to prescribe the terms and conditions for the exercise of, or modification of, any outstanding Awards granted hereunder. By way of illustration, and not by way of limitation, the Compensation Committee may provide for the complete or partial acceleration of the dates of exercise of the Options, or may provide that such Options will be exchanged or converted into options to acquire securities of the surviving or acquiring corporation, or may provide for a payment or distribution in respect of outstanding Options (or the portion thereof that is currently exercisable) in cancellation thereof. The Compensation Committee may modify the performance requirements for any other Awards. The Compensation Committee may provide that Awards granted hereunder must be exercised in connection with the closing of such transaction, and that if not so exercised such Awards will expire. Any such determinations by the Compensation Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants. The provisions of this Section 12 shall not apply to any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

13. Interpretation.

         13.1. Rule 16b-3. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         13.2. Section 162(m). Unless otherwise expressly stated in the relevant Agreement, each Option and Award subject to Performance Objectives granted to an Eligible Individual who may be a "covered employee" under Section 162(m) of the Code is intended to be performance-based compensation within the meaning of
Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to any such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as performance-based compensation.

14. Termination and Amendment of the Plan.

                  The Plan shall terminate on March 30, 2010 and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that: (a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and (b) to the extent necessary under applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law.

15. Non-Exclusivity of the Plan.

                  The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16. Limitation of Liability.

                  As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                           (i) give any person any right to be granted an Option
                  or Award other than at the sole discretion of the Committee;

                           (ii) give any person any rights whatsoever with
                  respect to Shares except as specifically provided in the Plan;

                           (iii) limit in any way the right of the Company or
                  any Subsidiary to terminate the employment of any person at any time; or

                           (iv) be evidence of any agreement or understanding,
                  expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

17. Regulations and Other Approvals; Governing Law.

         17.1. Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

         17.2. The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

         17.3. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

         17.4. Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

         17.5. Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

18. Miscellaneous.

         18.1. Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. Subject to compliance with Section 5.2 hereof, the Committee may also grant more than one Option or Award to a given Eligible Individual or Eligible Director during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual or Eligible Director.

         18.2. Withholding of Taxes.

                           (a) At such times as an Optionee or Grantee
                  recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

                           (b) If an Optionee makes a disposition, within the
                  meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

         18.3. Effective Date. The effective date of this amended and restated Plan (the "Effective Date") shall be October 17, 2000 (the date of approval of the Plan by the Board) subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board.